Exhibit 99.2

PDS Biotechnology Corporation Announces Closing of Public Offering

Princeton, NJ, February 14, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immuno-oncology company developing multiple therapies based on the Company’s proprietary Versamune® T-cell activating technology, today announced the closing of its previously announced underwritten public offering of 9,230,770 shares of common stock at a public offering price of $1.30 per share.

The net proceeds to PDS Biotechnology from this offering, after deducting underwriting discounts, commissions were approximately $11 million and does not include other offering expenses.

A.G.P./Alliance Global Partners acted as the sole book-running manager for the offering.

The offering was made pursuant to a registration statement on Form S-1 (File No. 333-235549) that was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2020. A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PDS Biotechnology

PDS Biotech is a clinical-stage immuno-oncology company developing multiple therapies based on the Company’s proprietary Versamune® T-cell activating technology platform.  The Versamune® platform effectively delivers tumor-specific antigens for in vivo uptake and processing, while also activating a critical immunological pathway, the type 1 interferon pathway, thus resulting in the production of potent tumor-specific killer T-cells.  Using Versamune®, PDS Biotech is engineering therapies designed to better recognize cancer cells and break down their defense systems to effectively attack and destroy tumors.  PDS Biotech’s pipeline combines the Versamune® technology with tumor-specific antigens across several cancer types.  To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-expressing cancers.  In partnership with Merck, PDS Biotech is advancing a combination of PDS0101 and KEYTRUDA® to a Phase 2 study in first line treatment of recurrent or metastatic head and neck cancer.  In partnership with the National Cancer Institute (NCI), PDS Biotech is also advancing a combination of PDS0101 and two clinical stage immunotherapies to a Phase 2 study in advanced HPV-associated cancers.  A third phase 2 study is to be performed in advanced localized cervical cancer combining PDS0101 with the chemoradiotherapy, which is the standard of care.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ability of the Company to integrate Edge and PDS Biotechnology following the merger; the Company’s ability to protect its intellectual property rights; competitive responses to the completion of the merger; potential adverse reactions or changes to business relationships resulting from the completion of the merger; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the timing for the Company or its partners to initiate the planned clinical trials for its lead assets, PDS0101 and PDS0102; the Company’s interpretation of the results of its Phase 1 trial for PDS0101 and whether such results are sufficient to support additional trials or the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035 / +1 (646) 536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com